Exhibit 99.1

November 30, 2010

Ametrine Capital, Inc.
C/O Kristian Kos, President
P.O. Box 1097
Oklahoma City, OK 73101
Facsimile:  405-815-4045
E-mail: kkos@kbamber.com

Dear Mr. Kos:

This letter is to inform you of my resignation from my position as a President, Treasurer, Secretary and Chairman of Ametrine Capital, Inc (the “Company”) effective immediately.  At this time, I will continue to serve as a member of the board of directors of the Company.

Sincerely,

s/ Lior Ostashinsky

Lior Ostashinsky